ASSET PURCHASE AGREEMENT

by and between

AM RADIO 1370, INC.

and

BROADCASTING CORPORATION OF AMERICA

for the Sale and Purchase of

Station KUPA(AM), Pearl City, Hawaii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement"), made and entered into as of this 29th day of June, 2005, by and among AM RADIO 1370, INC., a corporation organized under the laws of the State of Utah ("Seller"), and BROADCASTING CORPORATION OF AMERICA, a corporation organized under the laws of the State of Nevada ("Buyer").

W I T N E S S E T H:

WHEREAS, Seller holds certain licenses, permits and authorizations issued by the Federal Communications Commission (the "Commission") for the operation of KUPA(AM), FCC Facility No. 26441, Pearl City, Hawaii (the "Station"); and

WHEREAS, Seller desires to sell and/or assign, and Buyer desires to purchase and/or assume certain of the assets, property and business used in the operation of the Station; and

WHEREAS, the assignment of the licenses of the Station is subject to the prior approval of the Commission.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

SECTION 1

ASSETS TO BE SOLD

1.1

On the Closing Date, Seller shall sell, assign, transfer, convey, set over, and deliver to Buyer, and Buyer shall purchase and/or accept assignment of the following (hereinafter collectively the "Assets") free and clear of any security interests, claims, encumbrances, liens or liabilities except for Permitted Liens and the "Assumed Obligations" (as defined in paragraph 5.1). "Permitted Liens" shall consist only of (i) Liens for taxes, assessments, water and sewer charges, license fees, and all other fees, special assessments and charges assessed or imposed by a public body upon the Purchased Assets or any part thereof, provided such fees, assessments or taxes are not yet due and payable or are being contested in good faith in an appropriate proceeding and disclosed in Schedule 1.1; (ii) zoning laws and ordinances; (iii) rights reserved to any governmental authority to regulate the affected property; and (iv) those additional liens, if any, described on Schedule 1.1:

1.1.1

Authorizations.  All licenses, permits and authorizations issued or granted by the Commission for the operation of, or used in connection with the operation of, the Station and all applications filed with the Commission (hereinafter "Commission Authorizations") which are listed in Schedule 1.1.1.  All franchises, licenses, permits, and authorizations issued by any administrative body or licensing authority or governmental or regulatory agency, other than Commission Authorizations, used in connection with the operation of the Station (hereinafter "Other Authorizations") which are listed in Schedule 1.1.1.

1.1.2

Tangible Personal Property.  All of Seller's rights in and to all fixed and tangible property used or held for use in the operation of the Station listed on Schedule 1.1.2, together with replacements thereof, additions and alterations thereto, and substitutions therefor, made between the date hereof and the Closing Date (hereinafter collectively the "Tangible Personal Property").

1.1.3

Intangibles.  All right, title and interest of Seller in and to call signs, logos, jingles, marketing plans, copyrights, trademarks, trade names, websites, domain names, and other intangible property of Seller, including but not limited to those set forth on Schedule 1.1.3 attached hereto and made a part hereof (hereinafter collectively the "Intangibles").

1.1.4

Accounts Receivable.   All accounts receivable for the Station.

1.1.5

Business Records.  Copies of financial records, engineering, advertising reports, programming studies, consulting reports, computing software, marketing data, and business and personnel records relating solely to the business or operation of the Station (hereinafter collectively "Business Records") or to assets or agreements purchased or assumed by Buyer.

1.1.6

Real Property.  Seller's interests in the Grant of Easement for the use of the transmitter site (the "Real Property") as set forth on Schedule 1.1.6.  At Closing, Seller shall cause Diamond Broadcasting Corporation to assign the Grant of Easement to Buyer as part of the consideration to be received in this transaction.

1.1.7

Contracts.  Seller's interest in the agreements listed in Schedule 1.1.7 (the "Contracts").

1.2

Excluded Assets.  The Assets shall not include the following assets along with all rights, title and interest therein which shall be referred to as the "Excluded Assets":

1.2.1

All cash, cash equivalents or similar type investments of Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks;

1.2.2

All claims, rights and interest of Seller to any (i) refunds of taxes or fees of any nature whatsoever or (ii) deposits or utility deposits, which in each case relate solely to the period prior to the Closing Date;

1.2.3

All contracts that have terminated or expired prior to the Closing Date in the ordinary course of business or as permitted hereunder;

1.2.4

All contracts of Seller not assumed by Buyer;

1.2.5

Seller's records or materials relating to Seller generally and not substantially involving the Assets or operation of the Station;

1.2.6

Contracts of insurance, including the cash surrender value thereof, and all insurance proceeds or claims made by Seller with respect to matters arising prior to the Closing Date; and

1.2.7

All pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Seller.

1.3

Assignments of Contracts.  Any of the Contracts to be included in the Purchased Assets, and the rights and benefits thereunder necessary or appropriate or relating to the conduct of the business and activities of Seller and/or the Station that are not, by their terms, assignable, are identified by an asterisk on Schedule 1.1.7.  Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any such Contract so identified, and Buyer shall not be deemed to have assumed the same or to be required to perform any obligations thereunder, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights under any such Contract of Buyer or Seller thereunder.   However, in such event,  upon request of Buyer, Seller will cooperate with Buyer in all lawful ways to provide for Buyer all benefits to which Seller is entitled under such Contracts so long as Buyer undertakes to perform or cause to be performed the obligations of Seller under such Contracts, and any transfer or assignment to Buyer by Seller of any such Contract or any right or benefit arising thereunder or resulting therefrom which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.  Seller will use its best efforts prior to, and if requested by Buyer after, the Closing Date to obtain all necessary consents to the transfer and assignment of the Contracts.  Buyer will cooperate with Seller, to the extent reasonably requested by Seller, to obtain any such consents, provided, however, that Buyer shall have no obligation to make substantial expenditures or grant any substantial financial accommodation to obtain any such consent.  Consent to the assignment of all contracts marked with a double asterisk (the "Material Contracts") must be obtained as a condition precedent to Buyer's obligation to close the transactions contemplated by this Agreement unless such consent is waived by Buyer.

1.4

Satisfaction of Liens.  Prior to or at Closing (or if closing proceeds are to be used, within a reasonable period following assignment), Seller shall cause all Liens on or relating to any of the Purchased Assets (other than Permitted Liens), to be released, extinguished and discharged in full, and shall deliver to Buyer instruments releasing, extinguishing and discharging all such Liens, and all rights and claims of any holder(s) of any of such Liens with respect to any of the Purchased Assets, all in such form and substance as Buyer shall reasonably require (collectively the "Lien Release Instruments").

SECTION 2

PURCHASE PRICE

2.1

Purchase Price.  In consideration of Seller's performance of this Agreement, the total purchase price (the "Purchase Price") to be paid by Buyer for the assets shall be Six Hundred and Fifty Thousand Dollars (US$650,000.00), as adjusted pursuant to Section 3, hereto, to be paid as follows:

(a)  Upon execution of this Agreement, Bayer shall place into escrow the sum of Fifty Thousand Dollars ($50,000.00) (the "Deposit"), which sum shall be held in escrow by Dan J. Alpert, as escrow agent for the transaction.

(b) On the Closing Date, the balance of the Purchase Price shall be paid, by cash, certified check, or same day wire delivery of funds.

2.2

Allocation of Purchase Price.  The parties agree to allocate the Purchase Price pursuant to Schedule 2.2.  The parties also agree to use such Purchase Price allocation in completing and filing Internal Revenue Code Form 8594 for federal income tax purposes.

SECTION 3

ADJUSTMENTS

3.1

Adjustment Time.  The "Adjustment Time" as used herein shall be 12:01 A.M. current local time on the Closing Date.

3.2

Adjustment Items.

3.2.1

The following items (the "Adjustment Items") shall be prorated as of the Adjustment Time, assuming a 365-day year or a 28-day, 30-day or 31-day month, as appropriate, and monies shall be paid at Closing in accordance with Section 3.4 herein below.

(a)

Real and personal property taxes, assessments (including sewerage assessments and fees), and annual Regulatory Fees levied or assessed against or otherwise paid or payable with respect to any of the Assets.

(b)

Transferable license, permit, and registration fees, and like items.

(c)

Charges for utilities (including but not limited to electricity, fuel, water, basic monthly telephone charges, long distance telephone calls, and sanitation and garbage disposal) furnished to or in connection with the Station.

(d)

License agreements with ASCAP, BMI and SESAC.

(e)

Unpaid or prepaid obligations of Seller with respect to any lease, contract, or agreement which Buyer assumes, including, without limitation, prepaid premiums on any insurance policies that Seller has agreed to assign to Buyer and Buyer elects to assume. Seller shall be compensated by Buyer for any Security Deposits, if any, previously paid by Seller for any such obligations in any amounts to which it is entitled.

(d)

Any revenue in any form (including, without limitation, cash and credit) received by Seller with respect to Buyer's operation of the Station after Closing.

(e)

All other items of revenue or expense applicable to the Assets and/or attributable to the operations, advertising and/or the business of the Station, it being the intention of the parties that all operations and the business of the Station prior to the Adjustment Time shall be for the account of Seller, and all operations and business of the Station after the Adjustment Time shall be for the account of Buyer.

3.2.2

If the amount of any real or personal property tax or other regulatory fee to be prorated is not known on the Closing Date, such tax or fee shall be apportioned on the basis of the most recent tax assessment or based on the fees due in the prior year.  As soon as the new tax rate and valuation can be ascertained, there shall be a reapportionment and adjustment with respect to such tax or fee even though that final proration and adjustment may take place more than sixty (60) days after the Closing Date.

3.3

Buyer shall not be obligated to assume any obligations with respect to Seller's employees.  All obligations for unused vacation time, severance fees or other costs and expenses relating to Seller's employees shall remain solely expenses of Seller.

3.4

Adjustments After Closing Date.  Except as provided in Section 3.2.2, if the amount of any Adjustment Item(s) cannot be readily ascertained or agreed upon on the Closing Date, proration of such items shall be determined within sixty (60) days after the Closing Date and payment therefor shall be made to the party entitled thereto within five (5) days after notice of such determination thereof has been given to Buyer or Seller, as the case may be.  In the event of any disputes between the parties as to adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in this Section and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties.  The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction.  The fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyer.

SECTION 4

APPLICATION TO AND CONSENT BY COMMISSION

4.1

Commission Consent.  Buyer and Seller acknowledge that consummation of the purchase and sale provided for herein and the performance of the obligations of Seller and Buyer under this Agreement is subject to the Commission's consent to the assignment of the Commission Authorizations from Seller to Buyer.

4.2

Application For Commission Consent.

(a)

Seller and Buyer agree to proceed expeditiously and with due diligence and in good faith and to use their best efforts and to cooperate with each other in seeking the Commission's approval of the transactions contemplated hereunder.  Within two (2) business days after the date of this Agreement, each party shall have prepared its portion of an application on FCC Form 314 to request Commission consent to assign the Commission Authorizations from Seller to Buyer (the "Assignment Application") and all information, data, exhibits, resolutions, statements, and other materials necessary and proper in connection with such Assignment Application and shall have filed such portion of the Assignment Application with the Commission.  Each party further agrees expeditiously to prepare Assignment Application amendments, respond to oral or written inquiries, and answer pleadings whenever such are required by the Commission or its rules.

(b)

Each party shall bear its own expenses incurred for the preparation, filing and prosecution of the Assignment Application.  All filing fees imposed by the Commission shall be paid one-half by Seller and one-half by Buyer.

(c)

Each party agrees to comply with any condition imposed on it by the Commission, except that no party shall be required to comply with a condition that would have a material adverse effect upon it unless the condition was imposed as the result of a circumstances which constitutes a breach by that party of any of its representations, warranties, or covenants in this Agreement.  Buyer and Seller shall oppose any efforts for reconsideration or judicial review of the grant by the Commission of the Assignment Application (but nothing in this Section shall limit any party's right to terminate this Agreement in accordance with the terms herewith).

SECTION 5

ASSUMPTIONS

5.1

Liabilities.  The Assets shall be sold and conveyed to Buyer free and clear of all liabilities (absolute or contingent), obligations, liens (including tax, mechanics' and materialmen's liens), pledges, conditional sales agreements, charges, mortgages, security interests, encumbrances and restrictions of any type or amount created or suffered by Seller prior to the Closing Date, whether existing now or in the future, except for (1) Permitted Liens, and (2) liabilities being assumed under the Agreements and any executory obligation that exist for the broadcast of air time (the "Assumed Obligations").

5.2

Buyer's Assumed Obligations.  Buyer covenants and agrees to assume at Closing and discharge following the Closing all of the unperformed duties of the Seller accruing after the Closing Date under the Assumed Obligations.  Buyer shall assume such unperformed duties of Seller only to the extent that such duties accrue after on or after Closing based on the operation of the Station after the Closing Date.  Except as specifically assumed by Buyer in this Agreement, Buyer is not agreeing to, and shall not, assume any other liability, obligation, undertaking, expense or agreement of Seller of any kind, absolute or contingent, known or unknown, and the execution and performance of this Agreement shall not render Buyer liable for any such liability, obligation, undertaking, expense or agreement ("Excluded Obligations").

5.3

Seller's Liability.  Seller shall remain liable for, and covenants to pay, satisfy, or discharge when due, all Excluded Obligations and all liabilities, payments, obligations, and duties under the Agreements or other instruments transferred or assigned to Buyer hereunder, accruing prior to or by reason of events occurring prior to Closing.

SECTION  6

REPRESENTATIONS WARRANTIES AND COVENANTS OF SELLER

6.1

Seller's Best Knowledge.  "To the best of Seller's knowledge" shall mean the actual knowledge of any of Seller's principals with respect to such subject matter.

6.2

Standing.

6.2.1

Seller has the full power to own the assets and to carry on the business of the Station as they now are being conducted and is qualified and in good standing in the State of Florida.

6.2.2

Seller has the full power and authority to enter into this Agreement and to execute all of Seller's Closing Documents that require Seller's signature.

6.3

Binding Effect of Agreement.  This Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with the terms of this Agreement.  Upon execution, the Seller's Closing Documents will constitute valid and binding obligations of Seller enforceable against Seller in accordance with their terms except as may be limited by laws affecting the enforcement of creditor's rights or equitable principles generally.  The execution, delivery, and performance of this Agreement or any of the Closing Documents do not violate any provisions of any contract provision or other commitment to which Seller or the Station is a party or under which it or its property is bound, or any judgment or order of which Seller has received notice, and will not result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature whatsoever upon any of the Assets.

6.4

Real and Tangible Personal Property.

6.4.1

Real Property and Real Property Leases.  Schedule 1.1.6 attached hereto accurately lists and describes all of the real property owned or otherwise held or used by the Station which is being assigned or transferred to the Buyer.   The Real Property comprises all real property interests necessary to conduct the business or operations of the Station as now conducted, for the periods stated therein, except as otherwise specified herein. Seller represents that the Real Property is acccessible by public roads.   Except as indicated in Schedule 1.1.6, the Real Property and the structures located thereon, and the present uses thereof, conform in all respects with all material restrictive covenants and with all applicable zoning, environmental, and building codes, laws, rules and regulations.  There are no pending or, to the best of Seller's knowledge, threatened condemnation or eminent domain proceedings that may have a material adverse effect on Buyer's use of the real property for the operation of the Station after Closing.  There are no structural defects in the towers, buildings, structures and other improvements located on the real property.  All utilities that are necessary for the present operation of the Station have been connected to the Real Property and are in working order.  To the best of Seller's knowledge, no utility lines serving the Station pass over the lands of others except where appropriate easements or licenses have been obtained.  Seller's use and occupancy of the Real Property comply in all material respects with all regulations, codes, ordinances, and statutes of all Governmental Authorities, including without limitation all zoning, health, environmental protection and sanitary regulations and all occupational safety and health regulations.  The transmitting facilities of the Station, including the tower, guy wires and ground systems, on the Closing Date are  located entirely on the confines of the Real Property.

6.4.2

Tangible Personal Property.  Schedule 1.1.2 attached hereto accurately lists all items of Tangible Personal Property owned, leased, or otherwise held by the Station and/or Seller that are being sold to Buyer.  Except as permitted in Section 1.1.2, Seller is the owner of and at Closing, will have good, clear, marketable, and indefeasible title to all of the Tangible Personal Property being conveyed as described and listed in Schedule 1.1.2, free and clear of all liens, charges, encumbrances,  debts,  or claims of any kind or nature whatsoever.  Prior to or simultaneously with Closing, Seller shall acquire good, clear, marketable and indefensible title to any Leased Equipment and transfer said title to the Leased Equipment to Buyer, free and clear of all liens, charges, encumbrances,  debts,  or claims of any kind or nature whatsoever.

6.4.3

Condition of Property.  At Closing, ownership of the Tangible Personal Property listed in Schedule 1.1.2 (except as expressly noted therein) shall be transferred in good working order, with repairs or replacement of equipment necessary to comply with this provision to be made at the expense of Seller.  Seller warrants that such equipment is sufficient to operate the Station in accordance with its Commission Authorizations, and that the equipment is currently operating in material compliance with Commission rules, regulations and policies.

6.5

Agreements.  Schedule 1.1.3 accurately lists all agreements, leases and other contracts (or, when the same are oral, a complete and correct description thereof) with respect to the Station to be conveyed hereby to Buyer (except for contracts for the sale of advertising time for cash on the Station sold substantially at rates and upon terms consistent with the Station's customary and normal selling business practices) to which, as of the date hereof, Seller and/or the Station is a party or by which Seller and/or the Station may be bound or obligated in any way.

6.6

Authorizations.  Seller is the authorized legal holder of all licenses, permits, and authorizations necessary to operate the business of the Station as it is now being conducted, including, without limitation, all Commission Authorizations and all Other Authorizations listed in Schedule 1.1.1, none of which is subject to any restrictions or conditions which limit in any respect the operation of the Station as now operated except as indicated in Schedule 1.1.1.  All such Commission Authorizations are validly existing authorizations for the operation of the facilities described therein under the Communications Act of 1934, as amended.  Seller is operating the Station in accordance with all material terms of the Commission Authorizations, the underlying construction permits and all rules, regulations and policies of the Commission.  There is no action pending or to the best of Seller's knowledge threatened before the Commission or other body to revoke, refuse to renew, suspend or modify any of the Commission Authorizations or any Other Authorization, or any action which may result in the denial of any pending applications, the issuance of any cease and desist orders, or the imposition of any administrative sanctions whatsoever with respect to the Station or its operation.

6.8

Litigation and Insurance.

6.7.1

Litigation; Compliance With Law.  To the best of Seller's knowledge, the Station is in compliance in all material respects with all applicable federal, state and local laws, ordinances and regulations, including compliance with the Communications Act and all rules and regulations issued thereunder.  Except for proceedings affecting segments of the broadcasting industry in general, there is no complaint, claim, litigation, investigation, or judicial, administrative, or other proceeding of any nature, including, without limitation, a grievance, arbitration, or insolvency or bankruptcy proceeding, pending or to the best of Seller's knowledge threatened against the Station, Seller, or any of the Assets being sold or transferred to Buyer, which may (a) adversely affect the Assets or the Commission Authorizations or Other Authorizations to be assigned hereunder, or the operation of the Station in substantially the same manner as it is currently operated, or the ability of Buyer to own and operate the Station in substantially the same manner as it is currently operated, or the use, ownership, or operation of any of the Assets by Buyer in substantially the same manner as such Assets are currently used or operated, (b) restrain or enjoin the Closing or the consummation of the transactions contemplated hereby, or (c) result in the revocation, modification or suspension of the Commission Authorizations or Other Authorizations, or the issuance or imposition of any administrative sanction that might adversely affect the Assets or the Commission Authorizations or Other Authorizations, or the operation of the Station in substantially the same manner as it is currently operated or the ability of Buyer to own and operate the Station in substantially the same manner as it is currently operated or the use, ownership, or operation of any of the Assets by Buyer in substantially the same manner as such Assets are currently used or operated.  In addition, to Seller's knowledge, no such litigation, investigation, or proceeding has been threatened which would result in a material adverse effect upon the Station or its business, operations, prospects or conditions (financial or otherwise).  Seller will give Buyer prompt notice of its discovery of any such basis or the institution or the threat of any such litigation, investigation, or proceeding.  Seller is not in default in respect to any judgment, order, writ, injunction, decree, rule, or regulation of any applicable court or governmental body, which default could have a materially adverse effect on the Assets or the Station.

6.8.2

Insurance.  All of the Tangible Personal Property, including the Tangible Personal Property listed in Schedule 1.1.2 is insured, and such insurance includes public liability insurance for the Station, and such policies are  in full force and effect.

6.9

Taxes and Other Matters.

6.9.1

Payment of Taxes.  All returns and reports concerning franchise taxes, unemployment insurance, withholding and payroll taxes, sales taxes, personal property taxes, license taxes, social security taxes, and all other reports required to have been filed by the Seller relating to the Assets, the Station, and/or their operation pursuant to any law or regulation have been duly filed, and all taxes, interest, assessments, and penalties which are due to any taxing authority, federal, state, or local, with respect to any tax period ending on or prior to the making of this warranty have been duly paid.

6.9.2

Bankruptcy.  No voluntary or, to Seller's knowledge, involuntary petition in bankruptcy, receivership, insolvency, or reorganization with respect to Seller, or petition to appoint a receiver or trustee of Seller's property, has been filed by or, to Seller's knowledge, against Seller.  Seller has not made any assignment for the benefit of its creditors, and has not permitted any judgment, execution, attachment or levy against it or against any of its properties to remain outstanding or unsatisfied for more than thirty (30) days.

6.10

Environmental Matters.  There is no liability that will attached to Buyer due to any violation by Seller of any environmental laws.  Seller makes the following representations and warranties with respect to environmental matters.

(a)

Seller has complied in all material respects with all laws, rules and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed, commenced or threatened against Seller alleging any failure to comply with any such law, rule or regulation.

(b)

Seller has no liability and to the best of Seller's knowledge, Seller has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any statute) against Seller giving rise to any liability) for environmental damage to any site, location, or body of water (surface or subsurface) or for environmental illness or personal injury.

(c)

Seller has no liability (and there is no basis related to the past or present operations, properties, or facilities of Seller for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any liability) under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, or the Emergency Planning and Community Right-to-Know Act (each as amended) or any other law, rule, or regulation of any federal, state or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

(d)

Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and, to the best of Seller's knowledge, has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state and local laws, rules, and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

(e)

To the best of Seller's knowledge, all properties and equipment used in the business of Seller are and have been free of asbestos and asbestos-related products, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances (as defined in Section 302 of the Emergency Planning and Community Right-to-Know Act).

(f)

No pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste has ever been manufactured, buried, stored, spilled, leaked, discharged, emitted, or released by Seller, or by any other party on any Real Property.

6.11

No Employee Liabilities Attaching to Buyer.  Except as expressly provided in this Agreement, there are no liabilities of any kind or nature whatsoever of Seller that attach or will, after the consummation of the transaction contemplated hereby, attach to Buyer, including, without limitation, any liability for or arising out of: (a) employee withholding, (b) worker's compensation, (c) payment of compensation for earned but unused sicktime or vacation days; or (d) unemployment compensation.

6.12

No Untrue Statements or Omission.  No representation or warranty made by Seller in this Agreement or any Schedule, exhibit, statement, certificate, or other document heretofore or hereafter furnished by Seller, or on its behalf, to Buyer and pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any knowingly untrue statement or knowingly omits to state a material fact necessary to make the statements contained therein not misleading.  All representations and warranties of Seller set forth in this Agreement shall be true, complete and accurate in all material respects as of the Closing Date as if made on that date.

SECTION 7

WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

Buyer covenants, represents, and warrants as follows:

7.1

Organization and Standing.  Buyer is a coporation organized under the laws of the State of Nevada.  Seller has the full power to own the assets and to carry on the business of the Station as they now are being conducted.

7.2

Authorization and Binding Obligation.  Buyer has all necessary power and authority to enter into this Agreement and all of Buyer's Closing Documents that require Buyer's signature.  The execution, delivery and performance of this Agreement (as of the date of execution of this Agreement and on the Closing Date) and the Buyer's Closing Documents (on the Closing Date) are or will be authorized by all necessary actions of Buyer.  This Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms of this Agreement.  Upon execution, the Buyer's Closing Documents will constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

7.3

No Contravention.   The execution, delivery, and performance of this Agreement or any of the Closing Documents do not violate any contract provision or other commitment to which Buyer is a party or under which it or its property is bound, or any judgment or order except as contemplated herein.

7.4

Litigation.  Except for administrative rule making or other proceedings of general applicability to the broadcast industry, there is no litigation, proceeding, judgment, claim, action, investigation or complaint threatened against or affecting it which would affect Buyer's authority or ability to carry out this Agreement.

7.5

Buyer's Qualifications.  There is no fact that would, under present law (including the Communications Act of 1934, as amended) and the present rules and regulations of the Commission, disqualify Buyer from being the assignee of the Station.  Buyer is financially qualified to fully and timely consummate the transaction contemplated herein.

7.6

No Untrue Statements or Omission.  No representation or warranty made by Buyer in this Agreement or any Schedule, exhibit, statement, certificate, or other document heretofore or hereafter furnished to Seller and pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will contain any knowingly untrue statement or knowingly omits to state a material fact necessary to make the statement contained therein not misleading.  All representations and warranties of Buyer set forth in this Agreement shall be true, complete and accurate in all material respects as of the Closing Date as if made on that date.

SECTION 8

SELLER'S CONDUCT OF BUSINESS PRIOR

TO CLOSING AND BUYER'S ACCESS TO INFORMATION

8.1

Affirmative Covenants of Seller.  From the date of this Agreement until the Closing Date, Seller shall have complete control and supervision of and sole responsibility for the Station or its operation, and during such period, except as provided may be provided in any Time Brokerage Agreement ("TBA") as may be entered into between the parties, Seller shall:

8.1.1

Operate the Station in accordance in all material respects with the rules and regulations of the Commission, the Commission Authorizations and the Other Authorizations and file all ownership reports, employment reports and other documents required to be filed during such period and maintain copies of the Station's required filings.

8.1.2

Maintain all of the Tangible Personal Property, as specified in Schedule 1.1.2, so that when the same are delivered to Buyer they shall satisfy all the warranties in all material respects on the part of Seller set forth herein, subject to reasonable wear and tear.

8.1.3

Maintain the existing inventory levels of the Station (including spare parts, tubes, equipment and the like) and shall replace inventory items expended, depleted or worn out.

8.1.4

Operate the Station in the ordinary course of business and substantially in the same manner as heretofore operated, including entering into such agreements as are consistent with Seller's past practice.

8.1.5

Use its best efforts to keep the Station and its Assets and properties substantially intact, including their present operations and physical facilities.

8.1.6

Deliver to Buyer within ten (10) days after filing thereof with the Commission copies of any and all reports, applications, and/or responses relating to the Station which are filed with the Commission on or prior to the Closing Date, including a copy of any Commission inquiries to which the filing is responsive (in the event of an oral Commission inquiry, Seller will furnish a written summary thereof).

8.1.7

Give prompt notice to Buyer of any occurrence that comes to Seller's attention that may constitute a misrepresentation, breach of warranty, or nonfulfillment of any covenant or condition on the part of the Seller or Buyer contained in this Agreement.

8.2

Negative Covenants of Seller.  Between the date hereof and the Closing Date,  Seller shall not, with respect to the Assets, the Station, or the operation thereof, without the consent of Buyer, which consent shall not be unreasonably withheld:

8.2.1

By any act or omission surrender, modify adversely, forfeit, or fail to renew under regular terms the Commission Authorizations or any Other Authorizations with respect to the Station or give the Commission grounds to institute any proceeding for the revocation, suspension or modification of any such Commission Authorization, or fail to prosecute with due diligence any pending applications with respect to such Commission Authorizations or Other Authorizations.

8.2.2

Other than in the usual and ordinary course of business, sell or dispose of any of the Assets; Seller shall replace all Assets thus disposed of in the usual and ordinary course of business with assets having utility at least equal to the utility of the Assets sold or otherwise disposed of.

8.2.3

Create or suffer or permit the creation of any mortgage, conditional sales agreement, security interest, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title on any of the Assets or with respect thereto.

8.2.4

Except as contemplated by any TBA, fail to repair or maintain any of its transmission, studio, and other technical equipment or any other equipment, supplies, and other Tangible Personal Property used or usable in the operations of the Station in accordance with Seller's normal standards of maintenance.

8.3

Failure of Broadcast Transmissions.  The following each shall constitute a "Specified Event" if any such event shall occur and continue for a period in excess of seventy-two hours:  (i) the transmission of the regular broadcast programming of the Station in the normal and usual manner is interrupted or discontinued; or (ii) the Station is not operated in accordance with the directional parameters specified in the Station's licenses or is operated at less than ninety percent (90%) of its licensed power.  If any three or more Specified Events occur prior to the Closing Date, then Buyer may, at its option: (i) terminate this Agreement, or (ii) proceed in the manner set forth in Paragraph 16.1 or 16.2.

8.4

Access to Equipment and Information.  Between the date hereof and the Closing Date, Seller will continue to give to Buyer and its authorized representatives and agents, including engineers, accountants, lawyers, and other representatives, reasonable access by prior appointment during reasonable business hours to the Assets.  Seller shall furnish to Buyer such information and materials concerning the Station's affairs as Buyer may reasonably request, so far as such access, information and materials pertain to the operation of the Station.

8.5

Restrictions on Buyer.  Except as provided under a TBA, nothing contained in this Agreement shall give Buyer any right to control the programming or operations of the Station prior to the Closing Date and Seller shall have complete control of the programming and operation of the Station between the date hereof and the Closing Date and shall operate the Station in conformity with the requirements of law and this Agreement.

8.6

Buyer's Covenants.  From the date of this Agreement until the Closing Date, Buyer covenants that it will take no action, or fail to take any action, that would disqualify it from becoming the licensee of the Station or delay the grant of the Assignment Application by the Commission.  Furthermore, Buyer shall give prompt notice to Seller of any occurrence that comes to Buyer's attention that may constitute a misrepresentation, breach of warranty or nonfulfillment of any covenant or condition on the part of Buyer or Seller contained in this Agreement.

SECTION 9

CONDITIONS FOR CLOSING

9.1

Closing.  The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place within ten (10) business days after the date of the FCC action (the "Order") granting the Assignment Application becomes a Final Order. provided however, that the parties shall not be obligated to proceed to Closing if the conditions precedent to Closing have not been satisfied or waived.  For purposes of this Agreement, the term "Final Order" shall mean a final order of the Commission which is not reversed, stayed, enjoined or set aside, and with respect to which no timely request for stay, reconsideration, review, rehearing or notice of appeal or determination to reconsider or review is pending, and as to which the time for filing any such request, petition or notice of appeal or for review by the Commission, and for any reconsideration, stay or setting aside by the Commission on its own motion or initiative, has expired.

9.2

Conditions Precedent to Obligations of Buyer.  The obligations of the Buyer under this Agreement are subject to the satisfaction of each of the following express conditions precedent (provided that Buyer may, at its election, waive any of such conditions on the Closing Date, notwithstanding that such condition is not fulfilled) on the Closing Date:

9.2.1

Seller shall have delivered to Buyer the Seller's Closing Documents as described in Section 10.1 below.

9.2.2

Each of the Seller's representations and warranties contained in this Agreement or in any Schedule, certificate, or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if each such representation or warranty were made at and as of such time, except in respect of such changes as are contemplated or permitted by this Agreement.

9.2.3

Seller shall have performed and complied in all material respects with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date and shall be in full compliance therewith on the Closing Date.

9.2.4

Seller shall be the holder of the Commission Authorizations and Other Authorizations listed in Schedule 1.1.1.

9.2.5

Seller shall have taken all internal and other actions necessary to consummate this transaction.

9.2.6

There shall be no material changes between Schedule 1.1.2 and the inventory of Tangible Personal Property as of the Closing Date other than changes permitted or contemplated herein or that have been agreed to and accepted by Buyer, in its reasonable discretion.

9.2.7

Any parties to any Material Contract as designated pursuant to Section 1.3 shall have consented to the assignment of Seller's rights on terms substantially similar to the terms enjoyed by Seller at the time of execution of this Agreement.

9.2.8

The Commission shall have granted its consent to the Assignment Application, and such consent shall be in full force and effect.

9.3

Conditions Precedent to Obligations of Seller.  The performance of the obligations of the Seller under this Agreement is subject to the satisfaction of each of the following express conditions precedent, provided that Seller may, at its election, waive any of such conditions at Closing, notwithstanding that such condition is not fulfilled on the Closing Date:

9.3.1

Each of Buyer's representations and warranties contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true in all material respects at and as of Closing Date, as though each such representation or warranty was made at and as of such time, except in respect of such changes as are contemplated or permitted by this Agreement.

9.3.2

Buyer shall perform all of the obligations set forth in Section 2 of this Agreement with respect to the payment of the Purchase Price, together with all other covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date and shall be in full compliance therewith on the Closing Date.

9.3.3

Buyer shall have agreed in form reasonably acceptable to Seller to assume all obligations under the Agreements assigned to Buyer arising on or after Closing.

9.3.4

The Commission shall have granted its consent to the Assignment Application, and such consent shall be in full force and effect.

9.4

Failure of Conditions Precedent to Obligations of Buyer.  In case of the failure of any of the conditions precedent described in Section 9.2 hereof, and if Seller, after application of the provisions of Section 16.2 hereof, has failed to cure same, Buyer shall have the right to terminate this Agreement without liability. In addition, if the failure of such condition precedent constitutes a material default by Seller, Buyer shall have the right, at its option, to exercise any or all of its rights or remedies for default provided in Section 16 hereof.  Buyer shall not be deemed to have waived any failure by Seller to fulfill any of the conditions precedent described in Section 9.2 if Buyer does not have actual knowledge of such failure at the time of Closing.

9.5

Failure of Conditions Precedent to Obligations of Seller.  In case of the failure of any of the conditions precedent described in Section 9.3 hereof, and if Buyer, after application of the provisions of Section 16.2 hereof, has failed to cure the same, Seller shall have the right to terminate this Agreement without liability.  In addition, if the failure of such condition precedent results from a material default by Buyer, Seller shall have the right, at its option, to exercise any or all of its rights or remedies for default provided in Section 16 hereof.  Seller shall not be deemed to have waived any failure by Buyer to fulfill any of the conditions precedent described in Section 9.3 if Seller does not have actual knowledge of such failure at the time of Closing.

SECTION 10

OBLIGATIONS AT CLOSING

10.1

Closing Documents to be Delivered by Seller.  At the Closing, Seller shall deliver to Buyer the following ("Seller's Closing Documents"):

10.1.1

An executed Bill of Sale in form and substance reasonably satisfactory to Buyer transferring to Buyer all Tangible Personal Property to be transferred hereunder, except as provided in Section 1.1.2 hereof.

10.1.2

  An executed Assignment/Assumption Agreement in form and substance reasonably satisfactory to Buyer assigning to Buyer the Grant of Easement, the Diplexing Agreement, and the Intangibles to be assigned hereunder.

10.1.3

  An executed Assignment of Licenses in form and substance reasonably satisfactory to counsel for Buyer assigning the Commission Authorizations to Buyer.

10.1.4

 A certificate executed by Seller stating that (a) all of the representations and warranties of Seller set forth in this Agreement are in all material respects true, correct, and accurate as of the Closing Date, and (b) all covenants set forth in this Agreement to be performed by Seller on or prior to the Closing Date have been performed in all material respects.

10.1.5

 Copies of all material Business Records as described in Section 1.1.5 hereof, but excluding those described in Section 1.2.6 hereof.

10.2

Closing Documents to be Delivered by Buyer.  At the Closing, in addition to the Purchase Price, Buyer shall deliver to Seller the following ("Buyer's Closing Documents"):

10.2.1

A certificate executed by Buyer stating that: (a) all of the representations and warranties of Buyer set forth in this Agreement are in all material respects true, correct, and accurate as of the Closing Date, and (b) all covenants set forth in this Agreement to be performed by Buyer on or prior to the Closing Date have been performed in all material respects.

10.2.2

An Assignment/Assumption Agreement executed by Buyer, in form and substance reasonably satisfactory to Seller.

SECTION 11

BROKERAGE

Seller and Buyer each represent and warrant to the other that other than Kalil and Company, each knows of no broker, finder, or intermediary who has been involved in the transactions provided for in this Agreement or who might be entitled to a fee or commission upon the consummation of such transactions.  Buyer and Seller hereby agree to indemnify each other from and against any claim of any such obligation or liability by any person, and any expense incurred in defending against any such claim, including reasonable attorneys' fees, that shall have resulted from any conduct, activity, or action taken, or allegedly taken, by the indemnifying party.

SECTION 12

INDEMNIFICATIONS

12.1

Breach of Seller's Agreements, Representations, and Warranties.  Seller shall reimburse Buyer for, and indemnify and hold harmless Buyer from and against, any loss, damage, liability, obligation, deficiency, claim, suit, cause of action, demand, judgment, or expense (including without limitation, payments, fines, penalties, interest, taxes, assessments, and reasonable attorneys' fees and accounting fees), contingent or otherwise, whether incurred or asserted prior to or after the Closing Date, arising out of or sustained by Buyer (except for a failure to discharge an Excluded Obligation, for which Buyer will be fully indemnified) by reason of:

(a)

any breach of any warranty, representation, or agreement of Seller contained under this Agreement or in any certificate or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby;

(b)

except for obligations or liabilities expressly assumed by Buyer herein, Seller's operation of the Station or the ownership of the Assets prior to Closing (including, but not limited to, any and all claims, liabilities, and obligations arising or required to be performed by Seller under any lease, contract, or agreement (other than the Agreements on or after Closing) or under the Agreements prior to Closing);

(c)

except for obligations or liabilities expressly assumed by Buyer herein, any transaction entered into by Seller or arising in connection with the Station or the operation of the business thereof or any of the Assets prior to the Closing; or

(d)

any and all actions, suits, or proceedings, incident to any of the foregoing.

12.2

Breach of Buyer's Agreements, Representations and Warranties.  Buyer shall reimburse Seller for, and indemnify and hold harmless Seller from and against, any loss, damage, liability, obligation, deficiency, claim, suit, cause of action, demand, judgment, or expense (including without being limited to, payments, fines, penalties, interest, taxes, assessments, reasonable attorneys' fees and accounting fees of any kind or nature), contingent or otherwise, arising out of or sustained by reason of:

(a)

any breach of any warranty, representation, or agreement of Buyer contained under this Agreement or any certificate or other instrument furnished by Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby;

(b)

Buyer's operation of the Station subsequent to Closing (including, but not limited to, any and all claims, liabilities and obligations arising or required to be performed on or after Closing under the Agreements);

(c)

any transaction entered into by Buyer or arising in connection with the Station or the operation of the Station subsequent to the Closing;

(d)

any and all liabilities or obligations of Seller expressly assumed by Buyer pursuant to this Agreement; or

(e)

any and all actions, suits, or proceedings incident to any of the foregoing.

12.3

Notice of Claim.  All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of one year, provided, however, that notwithstanding the foregoing, the representation and warranties contained in Section 6.7 shall survive indefinitely.  Any claim to indemnification in respect of a covenant or agreement shall be made within two years of the Closing Date.  Buyer and Seller agree to give prompt written notice to each other of any claim for indemnification under Sections 12.1 or 12.2 hereof ("Notice of Claim"), which amount is believed to be required to discharge the obligations of the indemnifying party resulting therefrom.  Within ten (10) business days after having been given the Notice of Claim, the indemnifying party may deliver to the other party (i) a written notice of objection to the payment of such claim ("Notice of Objection"), which Notice of Objection shall set forth the basis for such objection; or (ii) a written notice that the indemnifying party intends to defend against such claim in good faith ("Notice of Intention to Defend").  If such a Notice of Intention to Defend is delivered, the indemnifying party shall have the right to hold in abeyance its claim for indemnification if and so long as such defense is conducted by the indemnifying party at the latter's expense in a manner effective to protect the indemnified party against such claim.  If no Notice of Objection or Notice of Intention to Defend is given within the prescribed ten (10) business day period, the indemnifying party shall promptly pay to the indemnified party the amount set forth in the Notice of Claim.  If the parties are unable to resolve any Notice of Claim and corresponding Notice of Objection, either party may take whatever action it deems reasonable, including without limitation, the filing of a claim, petition, or other pleading in a court of competent jurisdiction.

12.4

Sole Remedy.  Except as provided to the contrary in this Agreement, the right to indemnification pursuant to this Section shall be the sole and exclusive remedy of each party following the Closing in connection with any breach or other violation by the other party of its representations, warranties, or covenants contained in this Agreement.

SECTION 13

RISK OF LOSS

The risk of any loss or damage to the Assets by fire, theft, breakage, explosion, earthquake, accident, flood, rain, storm, riot, act-of-God, or public enemy, or any other casualty or cause, reasonable wear and tear excepted, which impairs the ability of the Station to broadcast is assumed and shall be borne by the Seller at all times before the Closing of this Agreement.  If any such loss or damage occurs, Seller shall give prompt written notice of the loss or damage to Buyer and shall promptly take all steps to rebuild, replace, restore or repair any such damaged property at its own cost and expense.  In the event that Seller does not fully replace or restore any such lost or damaged Asset or Assets having an aggregate replacement value of at least One Thousand Dollars ($1,000) or which have a material adverse impact upon the operation of the Station by the time the Closing otherwise would be held, and the cost of such replacements, restoration or repairs is in the aggregate Five Thousand Dollars ($5,000) or less, the Closing shall occur as scheduled and the amount necessary to replace, restore or repair the damaged or lost property shall be credited against the Purchase Price to be paid to Seller.  If the cost of such uncompleted replacement, restoration or repairs exceeds Five Thousand Dollars ($5,000) in the aggregate, Buyer may, at its option, upon written notice to Seller, either (i) terminate this Agreement, or (ii) elect to close without restoration, in which event Seller will deliver all insurance proceeds paid or payable by reason of the loss or damage to Buyer.  If Buyer terminates this Agreement under this Section, each party shall bear its own expenses.

SECTION 14

FEES AND EXPENSES

Each party shall pay its own attorneys' fees and expenses which it initiates, creates, or incurs in connection with the negotiation, preparation and execution of this Agreement.  Notwithstanding the foregoing, Buyer and Seller acknowledge that the APA has been prepared by Dan J. Alpert, Esq., who has provided legal services to both parties in the past.  Buyer and Seller each consent to the involvement of Dan J. Alpert, and agree to each pay one-half of the fees charged in conjunction with the preparation of the Letter of Intent and Asset Purchase Agreement used in this transaction.  Buyer and Seller shall split equally the FCC filing fee associated with the Assignment Application.  All other expenses incurred in connection with this transaction shall be borne by the party incurring same.

SECTION 15

BULK SALES LAW

The parties do not believe that any bulk sales or fraudulent conveyance statute applies to the transactions contemplated by this Agreement.  Buyer therefore waives compliance by Seller with the requirements of any such statutes, and Seller agrees to indemnify and hold Buyer harmless against any claim made against Buyer by any creditor of Seller as a result of a failure to comply with any such statute.

SECTION 16

DEFAULT AND TERMINATION

16.1

Termination.  This Agreement may be terminated prior to the Closing by either Buyer or Seller as the case may be, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

(a)   if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and such breach is not timely cured as provided in Section 16.2, below;

(b)  if the Commission denies the Assignment Application or any part thereof or designates any part thereof for a trial-type hearing;

(c)  if by nine months after the filing of the Assignment Application (i) the Assignment Application has not been granted by the Commission or (ii) a timely petition to deny is filed against the Assignment Application and the Order has not become a Final Order; or

(d)  on the Closing Date, Seller or Buyer, as the case may be, have failed to comply with its obligations under Section 9.2 or 9.3 of this Agreement, and does not cure such failure within the period provided in Section 16.2.

16.2

A party shall be in "default" under this Agreement if it makes any material misrepresentation to the other party in connection with this Agreement, or materially breaches or fails to perform any of its representations, warranties, or covenants contained in this Agreement.  Non-material breaches or failures shall not be grounds for declaring a party to be in default, postponing the Closing, or terminating this Agreement. If either party believes the other to be in default hereunder, the former party shall provide the other with written notice specifying in reasonable detail the nature of such default.  If the default is not curable or has not been cured within fifteen (15) calendar days after delivery of that notice (or such additional reasonable time as the circumstances may warrant provided the party in default undertakes diligent, good faith efforts to cure the default within such fifteen (15) calendar day period and continues such efforts thereafter), then the party giving such notice may terminate this Agreement and/or exercise the remedies available to such party pursuant to this Agreement, subject to the right of the other party to contest such action through appropriate proceedings.  Notwithstanding the foregoing, in the event of monetary default, time shall be of the essence, no notice shall be required or cure period afforded, and this Agreement may be terminated immediately.

16.3

Buyer recognizes that if the transaction contemplated by this Agreement is not consummated as a result of Buyer's default, Seller would be entitled to compensation, the extent of which is extremely difficult and impractical to ascertain.  To avoid this problem, the parties agree that if this Agreement is not consummated due to the default of Buyer, Seller shall be entitled to receive as liquidated damages the Deposit, including all interest earned thereon.  The parties agree that such amount shall constitute liquidated damages and shall be in lieu of any other remedies to which Seller might otherwise be entitled due to Buyer's wrongful failure to consummate the transaction contemplated by this Agreement.  Buyer and Seller acknowledge and agree that liquidated damage amount is reasonable in light of the anticipated harm which will be caused by Buyer's breach of this Agreement, the difficulty of proof of loss, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy, and the value of the transaction to be consummated hereunder.

16.4

Seller agrees that the Assets include unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced.  Therefore, Buyer shall have the right specifically to enforce Seller's performance under this Agreement, in addition to any other remedy to which it is entitled at law, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

SECTION 17

SURVIVAL OF WARRANTIES

17.1

All representations and warranties made by the parties in this Agreement shall be deemed made for the purpose of inducing the other to enter into this Agreement, and shall survive the Closing and remain operative and in full force and effect, for a period of two years following Closing.

17.2

Neither the acceptance nor the delivery of property hereunder shall constitute a waiver of any covenant, representation, warranty, agreement, obligation, undertaking, or indemnification of Seller or Buyer contained in this Agreement, all of which shall, unless otherwise specifically provided, survive the Closing hereunder in accordance with the terms of this Agreement and shall be binding upon and inure to the benefit of all of the parties hereto, their heirs, legal representatives, successors and assigns.

SECTION 18

NOTICES

18.1

All notices, requests, demands, waivers, consents and other communications required or permitted hereunder shall be in writing and be deemed to have been duly given when delivered in person (against receipt) to the party to be notified at the address set out below or sent by registered or certified mail, or by express mail or courier, postage prepaid, return receipt requested, addressed to the party to be notified, as follows:

If to Seller:

AM Radio 1370, Inc.

210 North 1000 East

St. George, UT  84770

Att'n: Mr. E. Morgan Skinner, Jr.

With a copy (which shall not constitute notice) to:

Dan J. Alpert, Esq.

The Law Office of Dan J. Alpert

2120 N. 21st Rd.

Arlington, VA  22201

If to Buyer:

Broadcasting Corporation of America

4766 Holladay Blvd.

Holladay, UT  84117

Att'n:  Nathan W. Drage, Esq.

Either party may change its address for notices by written notice to the other given pursuant to this Section.  Any notice purportedly given by a means other than as provided in this Section shall be invalid and shall have no force or effect.

SECTION 19

MISCELLANEOUS

19.1

Headings.  The headings of the Sections of this Agreement are for convenience of reference only, and do not form a part thereof, and do not in any way modify, interpret or construe the meaning of the sections themselves or the intentions of the parties.

19.2

Entire Agreement.  This Agreement and any other agreements entered into contemporaneously herewith set forth the entire agreement of the parties and are intended to supersede all prior negotiations, understandings, and agreements and cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties hereto and reduced to writing in its entirety and signed and delivered by each party.  No provision, condition or covenant of this Agreement shall be waived by either party hereto except by a written instrument delivered to the other party and signed by the party consenting to and to be charged with such waiver.

19.3

Binding Effect and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.  Buyer may freely assign this Agreement provided that any such assignee shall agree in writing to assume all of Buyer's obligations hereunder. Should Buyer assign its rights to acquire the Station it is acquiring hereunder, Buyer's assignee shall be entitled, without limitation, to (i) rely on all of the representations, warranties and covenants of Seller hereunder, and (ii) the benefit of all indemnifications provided by Seller hereunder.  Seller will cooperate with Buyer and execute any documents reasonably necessary to effectuate such assignment.

19.4

Additional Documents.  The parties hereto agree to execute, acknowledge and deliver, at or after the Closing Date, such other and further instruments and documents as may be reasonably necessary to implement, consummate and effectuate the terms of this Agreement, the effective vesting in Buyer of title to the Assets, and/or the successful processing by the Commission of the application to be filed with it, as provided in Section 4.2.

19.5

Counterparts.  This Agreement may be executed in one or more counterparts, all of which together shall comprise one and the same instrument.

19.6

Legal Actions.  If either Seller or Buyer initiates any legal action or lawsuit against the other involving this Agreement, the prevailing party in such action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in such proceeding.  Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law.

19.7

Governing Law.  The parties agree that this Agreement and the transaction herein contemplated shall be interpreted, construed, and enforced under and according to the laws of the State of Utah.

19.8

Counsel.  Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

19.9

Time is of the Essence.  Time shall be of the essence in this Agreement and the performance of each and every provision hereof.

19.10

Severability.  If any term or provision of this Agreement or its application shall, to any extent, is declared to be invalid or unenforceable, the remaining terms and provisions shall not be affected and shall remain in full force and effect and to such extent are severable; provided, however, that nothing in this provision shall impair a party's rights pursuant to Sections 12 or 16 hereof.

19.11

Publicity.  Seller and Buyer agree that, except as may be required by applicable law, all public announcements relating to this agreement or the transactions contemplated hereby, including announcements to employees, will be made only as may be agreed upon in writing by the parties, which consent shall not be unreasonably withheld.

19.12  Choice of Forum.   The parties agree that that the only and exclusive forum for any action brought to resolve any dispute arising out of this Agreement shall be the federal or state courts having jurisdiction over Washington County, Utah.  No party shall oppose or assert a defense against such litigation in said courts on the grounds that the court lacks personal jurisdiction.

19.13  Confidentiality.  Buyer and Seller, and their respective employees, agents and representatives, shall each keep confidential all information obtained with respect to the other in connection with the negotiation and performance of this Agreement, except where such information is known or available through other lawful sources or where its disclosure is required in accordance with applicable law.  If the transactions contemplated hereby are not consummated for any reason. Buyer and Seller, and their respective employees, agents and representatives, shall return to the other, without retaining a copy thereof, any written information, including all financial information, obtained from the other in connection with this Agreement and the transactions contemplated hereby, and shall forever preserve the confidentiality of such information.  The parties recognize that a breach of this covenant of confidentiality may cause substantial, irremediable harm to the other's business and therefore agree that injunctive relief would be appropriate to enforce any breach of this covenant.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and executed by their proper individuals or officers thereunto duly authorized as of the day and year first above written.

                                                                        SELLER:

                                                                        AM RADIO 1370, INC.

By: /s/ E. Morgan Skinner, Jr.

E. Morgan Skinner, Jr.

President

                                                                        BUYER:

                                                                        BROADCASTING CORPORATION OF AMERICA

 By: /s/ Nathan W. Drage

Nathan W. Drage

President

LIST OF EXHIBITS AND SCHEDULES

Schedule 1.1

Liens

Schedule 1.1.1

Commission and Other Authorizations

Schedule 1.1.2

Listing of Tangible Personal Property

Schedule 1.1.3

Intangible Assets

Schedule 1.1.6

Real Property

Schedule 1.1.7

Contracts, Agreements and Leases (other than leased real property)